Exhibit 10.10
Stockholders Agreement
STOCKHOLDERS AGREEMENT
Dated as of [                    ]
among
CBaySystems Holdings Limited,
S.A.C. PEI CB Investment, L.P.,
S.A.C. PEI CB Investment II, LLC,
International Equities (S.A.C. Asia) Limited
and the other Stockholders party hereto

i

Page
Section 6.12 Confidentiality	17
Section 6.13 Authority; Effect	17
Section 6.14 Enforcement; Further Assurances	18
ii

STOCKHOLDERS AGREEMENT
          STOCKHOLDERS AGREEMENT dated as of [     ] (this “Agreement”) by and among:
          (i) CBaySystems Holdings Limited, a Delaware corporation (the “Company”);
          (ii) S.A.C. PEI CB Investment, L.P., a Cayman Islands limited partnership (“SAC CBI”);
          (iii) S.A.C. PEI CB Investment II, LLC, a Delaware limited liability company (“SAC CBI II”);
          (iv) International Equities (S.A.C. Asia) Limited, a company incorporated under the Companies Act 2001 of Mauritius (“SAC Asia” and, together with SAC CBI and SAC CBI II, collectively, the “SAC Group”);
          (iv) the Investors (as defined below); and
          (v) such other Persons who from time to time become party hereto by executing a counterpart signature page hereof in the form of Exhibit A hereto or such other form as may be designated by the Board (together with the SAC Group and the Investors, the “Stockholders”).
WITNESSETH:
          WHEREAS, the Company and the Investors have entered into an Exchange Agreement, dated as of September 30, 2010, pursuant to which the Investors agreed to exchange (the “Exchange”) their shares of common stock, no par value, of MedQuist, Inc., a subsidiary of the Company, for shares of Common Stock (as defined hereinafter); and
          WHEREAS, the parties hereto desire to enter into certain arrangements relating to the Company, the CBAY Shares and the Stockholders.
          NOW, THEREFORE, in consideration of the mutual terms, conditions and other covenants and agreements set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:
          “Affiliate”, as applied to any Person, means any other Person directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, that Person. For the purposes of this definition “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.
          “Agreement” shall have the meaning set forth in the preamble of this Agreement.
          “Board” shall have the meaning set forth in Section 3.1.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are required to be closed in New York, New York.
          “By-Laws” means the by-laws of the Company and any amendments thereto and restatements thereof.
          “Certificate of Incorporation” means the Certificate of Incorporation of the Company and any amendments thereto and restatements thereof filed on behalf of the Company with the Delaware Secretary of State.
          “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the sale or disposition of all or substantially all of the assets of the Company to any Person or “group” (as such term is used for the purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Stockholders as of the date of this Agreement and their Affiliates and Permitted Transferees; or (ii) any Person, other than the Stockholders as of the date of this Agreement, their Affiliates and Permitted Transferees, is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting stock of the Company, including by way of merger, consolidation or otherwise.
          “Commission” shall have meaning set forth in Section 4.3(a).
          “Common Stock” means the common stock of the Company, par value $0.01 per share.
          “Company” shall have the meaning set forth in the preamble of this Agreement.
          “Indemnified Party” shall have the meaning set forth in Section 5.3.
          “Indemnifying Party” shall have the meaning set forth in Section 5.3.
          “Investors” means each of the Stockholders as of the date hereof other than the SAC Group, and the Permitted Transferees of such Stockholders other than the SAC Group.
          “NASDAQ” means the NASDAQ Global Market.
          “Permitted Transferee” means, with respect to each Stockholder, (a) any Affiliates thereof (or their Permitted Transferees), (b) any general or limited partner, member, director, officer or employee of such Stockholder (or their Permitted Transferees) and (c) any Person to whom a Stockholder (or any direct or indirect Permitted Transferee thereof) Transfers equity interests of the Company in accordance with the terms of this Agreement (including, for the avoidance of doubt, any consent or waiver pursuant to and in accordance with the terms of this Agreement) by which such Transferor is bound and, in the case of Transfers other than Transfers of Common Stock pursuant to a Public Offering or pursuant to Rule 144 under the Securities Act after a Public Offering, if such Transferee becomes a party to, and is bound to the same extent as its Transferor by the terms of, this Agreement; provided, that any such Permitted Transferee referred to in the foregoing clauses agrees in writing to be bound by the terms of this Agreement in accordance with Section 2.1.
          “Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, unincorporated association, joint venture or other entity of whatever nature.
          “Piggyback Registration” shall have the meaning set forth in Section 4.1.
          “Public Offering” means any public offering pursuant to an effective registration statement under the Securities Act.
          “Registrable Securities” means any outstanding shares of Common Stock held by a Stockholder from time to time until the earlier of (i) a registration statement covering such Common Stock has been declared effective by the Commission and such stock has been disposed of pursuant to such effective registration statement, (ii) such Common Stock is eligible to be sold to the public pursuant to Rule 144 (or any similar provisions then in force) by such Stockholder without restriction as to volume or manner of sale under the Securities Act, under circumstances in which any legend borne by the Common Stock relating to restrictions on transferability thereof under the Securities Act is or can be removed or (iii) such Common Stock is no longer subject to restrictions under Rule 144 of the Securities Act.
          “Registration Expenses” shall have the meaning set forth in Section 4.4.
          “SAC CBI” shall have the meaning set forth in the preamble of this Agreement.
          “SAC CBI II” shall have the meaning set forth in the preamble of this Agreement.
          “SAC Directors” shall have the meaning set forth in Section 3.1.
          “SAC Group” shall have the meaning set forth in the preamble of this Agreement.
          “Securities Act” means the United States Securities Act of 1933, as amended.
          “Selling Stockholder” shall have the meaning set forth in Section 4.3(c).
          “Shares” means shares of Common Stock.
          “Stockholder” shall have the meaning set forth in the preamble of this Agreement.
          “Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing a similar function at the time directly or indirectly owned by such Person.
          “Transfer” means any direct or indirect transfer, sale, assignment, pledge, mortgage, hypothecation, encumbrance or other disposition of all or a portion of any Shares or any economic interest therein (including without limitation by means of any participation or swap transaction), but for the avoidance of doubt shall not include an ordinary course transfer of an ownership interest in any investment fund or similar entity having an investment in Shares.
          “Transferee’’ means any Person to whom Shares subject to this Agreement are Transferred.
          “Transferor” means any Person who Transfers Shares subject to this Agreement.
          “Underwriter” means a securities dealer that purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market making activities.
ARTICLE II
CERTAIN RESTRICTIONS ON TRANSFERS
          Section 2.1 Agreement to be Bound. Until the earlier of (a) such time as the Shares held by an Investor may be sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Shares relating to restrictions on transferability thereof under the Securities Act may be removed or (b) the first anniversary of the closing of the Exchange (the “Closing”), no Transfer of Shares by an Investor (other than Transfers in a Public Offering or pursuant to Rule 144 of the Securities Act (or any successor provision)) shall be effective unless (i) the Transferee, if not already a party hereto, shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument reasonably satisfactory to the Company confirming that the Transferee agrees to be bound by the terms of this Agreement with respect to the Shares so Transferred to the same extent applicable to the Transferor thereof and acknowledging that such Transferee shall be deemed to be an Investor hereunder and (ii) the Transferee has delivered to the Company an opinion of counsel reasonably satisfactory to the Company indicating that the proposed Transfer is exempt from registration pursuant to applicable securities laws.
          Section 2.2 Share Certificates.
(a)	Each certificate representing Shares held by an Investor will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary or appropriate):
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT AMONG CBAYSYSTEMS HOLDINGS LIMITED AND THE OTHER STOCKHOLDERS PARTY THERETO, DATED AS OF [                    ], AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN

ACCORDANCE WITH THE TERMS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF CBAYSYSTEMS HOLDINGS LIMITED. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACTS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
ARTICLE III
GOVERNANCE
          Section 3.1 Board Size.
(a)	The Board of Directors of the Company (the “Board”) shall initially consist of [eleven (11)] directors. Thereafter, the size of the Board shall be determined in the manner set forth from time to time in the Company’s Certificate of Incorporation and By-Laws. SAC CBI shall have the right to nominate three (3) directors to the Board (the “SAC Directors”). As of the date hereof, the SAC Directors shall be Messrs. Frank Baker, Peter Berger and Jeffrey Hendren.

(b)	For so long as SAC CBI has the right to nominate the SAC Directors, the Company at all times shall take such actions as may be required under applicable Law, NASDAQ rules, the Certificate of Incorporation and the By-Laws to cause the Board to consist of the number of directors in accordance with Section 3.1(a), and to include on the Board or in the slate of nominees recommended by the Board such persons nominated by SAC CBI pursuant to this Section 3.1.

(c)	For as long as SAC CBI has the right to nominate the SAC Directors, each Investor hereby agrees that it will vote all of the voting Shares owned or held of record by such Investor, or (as applicable) provide its written consent in respect thereof, in order to elect or appoint (as applicable) the SAC Directors to the Board.

(d)	For so long as SAC CBI has the right to nominate the SAC Directors, without the prior written consent of SAC CBI, each Investor agrees not to take any action that would cause the number of directors constituting the entire Board to be greater than [eleven (11)].

(e)	For so long as SAC CBI has the right to nominate the SAC Directors, in the event a vacancy is created at any time, including by the death, disability, retirement, resignation or removal (with or without cause) of any SAC Director, SAC CBI may nominate another individual to be elected to fill each such vacancy created thereby and the parties hereto agree to take, at any time, and from time to time, all actions necessary or appropriate in order to effect the election or appointment (as applicable) of each such individual to the Board.

(f)	Any proposed SAC Director, at the time when such person is nominated to serve as a director, shall be reasonably acceptable to the Company’s Nominating and Corporate Governance Committee as determined in good faith. SAC CBI shall notify the Company of any proposed SAC Director, in writing, a reasonable time in advance of the mailing of any proxy statement, information statement or registration statement in which such proposed SAC Director would be named, together with all information concerning such nominee reasonably requested by the Company so that the Company can comply with applicable disclosure rules; provided that in the absence of such notice, SAC CBI shall be deemed to have designated or nominated the same SAC Directors currently in office or, if applicable, set forth in the most recent notice delivered to the Company pursuant to this Section 3.1(f).

(g)	For as long as SAC CBI has the right to nominate the SAC Directors, each Investor agrees that, (i) if at any time SAC CBI shall notify such Investor of its desire to remove, with or without cause, any SAC Director, such Investor will vote, or cause to be voted, all of the voting Shares owned or held of record by such Investor, and shall take all such other actions promptly as shall be necessary or appropriate to cause the removal of such director and (ii) it will not take any action to remove any SAC Director unless so notified by SAC CBI.

(h)	The parties acknowledge that the Company may enter into agreements with each of the SAC Directors providing for the payment of a total aggregate compensation amount for each SAC Director equal to $4 million to be paid in equal installments of $1 million due and payable on each of the first four (4) anniversaries of the date hereof, and such payments will be structured to minimize their effect on the on-going valuation of the Company (including, without limitation, through lump sum payments at the time of any Initial Public Offering). Each of the other parties hereto agrees to take, at any time, and from time to time, all actions necessary or appropriate to effect such payments and further agrees not, at any time, directly or indirectly, any action in opposition to such payments.

(i)	After the first anniversary of the Closing, the obligations provided by Sections 3.1(c) and 3.1(g) will terminate with respect to each Investor when such Investor owns less than 3.0% of the Company’s outstanding shares of Common Stock. The provisions of this Section 3.1 shall terminate and be of no further force or effect upon the earlier of consummation of a Change in Control or, with respect to any Investor, at such time as all Common Stock held by such Investor are sold, in accordance with this Agreement, to a third party not bound by this Agreement or required to become a party hereto, and otherwise upon the tenth anniversary hereof.
          Section 3.2 Officer Appointment. The Company and each Investor acknowledge and agree that as of the date hereof and until the fourth anniversary of the date hereof, at the discretion of SAC CBI, Mr. Jeffrey Hendren shall have the opportunity to serve as Vice-Chairman, Finance of the Company. In the event that a vacancy in such position is created at any time prior to the fourth anniversary of the date hereof, including as a result of the death, disability, retirement, resignation or removal (with or without cause) of Mr. Hendren or any successor, SAC CBI may nominate another individual to be appointed by the Company to fill the vacancy created thereby and the parties hereto agree to take, at any time, and from time to time, all actions necessary or appropriate to effect such appointment, to the extent requested by SAC CBI.
          Section 3.3 Proxy. In the event that any Investor entitled or required to vote on or provide its written consent with respect to a matter specified in Sections 3.1 and 3.2 shall fail at any time to vote or act by written consent (as applicable) with respect to any Shares held of record or beneficially owned by such Investor (or as to which such Investor otherwise has direct or indirect voting control), as set forth in this Agreement, such Investor hereby irrevocably appoints SAC CBI as such Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Investor, to vote or act by written consent with respect to such Shares and to grant a consent, proxy or approval in respect of such Shares, in each case in such manner and to the extent as is necessary or appropriate to vote such Shares in accordance with this Agreement. Each Investor hereby affirms that the irrevocable proxy and irrevocable power of attorney set forth in this Section 3.3 will be valid for the term of this Agreement and are given to secure the performance of the obligations of such Investor under this Agreement. Each Investor hereby further affirms that each proxy and power of attorney hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest.
ARTICLE IV
REGISTRATION
          Section 4.1 Piggyback Registrations.
(a)	Right to Piggyback. Until the earlier of (a) such time as the Shares held by an Investor may be sold pursuant to Rule 144 under the Securities Act under circumstances in which any legend borne by the Shares relating to restrictions on transferability thereof under the Securities Act may be removed or (b) the first anniversary of the Closing, if the Company proposes to register and sell any of its Common Stock under the Securities Act and the registration form to be used may be used for the registration of the Investors’ Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Investors of its intention to effect such a registration at least ten (10) days before the anticipated offering date or as promptly thereafter as reasonably practicable, and will include in such registration the Shares of the Investors with respect to which the Company has received written requests for inclusion therein within five (5) days after delivery of the Company’s notice.

(b)	Piggyback Expenses. The Registration Expenses shall be paid by the Company in all Piggyback Registrations; provided, however, that for the avoidance of doubt, each of the Investors shall bear its pro rata portion of any discounts and commissions with respect to Shares sold by it in connection therewith.

(c)	Priority on Registrations. If a Piggyback Registration is an underwritten registration on behalf of the Company, and the managing Underwriters advise the Company in writing that in their opinion the number of Shares requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, then the number of Shares available for registration shall be allocated (i) first, 100% to the Shares to be sold by the Company and (ii) second, pro rata based on the relative number of Registrable Securities then held by each Investor and Shares held by each other holder of Shares eligible to be sold in such offering; provided, that any such amount thereby allocated to any such holder that exceeds such holder’s request shall be reallocated among the remaining requesting holders in like manner.
          Section 4.2 Lockup Agreements. With respect to any underwritten Public Offering, each Investor agrees not to effect any sale or distribution (except as part of such underwritten registration) of Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, (i) during the fifteen (15) days prior to such offering, (ii) during the 180-day period beginning on the effective date of the Initial Public Offering, unless the investment banks or Underwriters managing the Public Offering otherwise agree, and (iii) during the 90-day period beginning on the effective date of any other Public Offering, unless the investment banks or Underwriters managing the Public Offering otherwise agree.
          Section 4.3 Registration Procedures. Whenever Investors with the right to do so pursuant to Section 4.1 request that any of their Registrable Securities be registered pursuant to Section 4.1, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and in connection with any such request:
(a)	The Company will as expeditiously as reasonably practicable prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on any form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof (it being understood that the Company shall use Form S-3 (or any replacement form) if such form is then available), and use its reasonable best efforts to cause such filed registration statement to become effective and keep such registration statement effective for a period of up to one hundred twenty (120)

days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that in the case of any registration of Registrable Securities on Form S-3 (or any replacement form) that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, such period shall be extended to the extent reasonably requested in order to allow sufficient time for all such Registrable Securities to be sold.

(b)	The Company will prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)	The Company will, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Investor selling Registrable Securities pursuant to a registration statement under this Section 4 (each, a “Selling Stockholder”), copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review by the foregoing persons within five (5) Business Days after delivery, and thereafter furnish to such Selling Stockholder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Stockholder and registered thereunder.

(d)	After the filing of the registration statement, the Company will promptly notify each Selling Stockholder covered by such registration statement of any stop order issued or threatened by the Commission and take reasonable actions to prevent the entry of such stop order or to remove it if entered.

(e)	The Company will use its reasonable best efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States and such other jurisdictions as any Selling Stockholder reasonably (in light of such Selling Stockholder’s intended plan of distribution) requests; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(f)	The (i) Company will promptly notify each Selling Stockholder covered by such registration statement and (ii) each Investor will promptly notify the Company, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the occurrence of an event of which it is aware that requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly make available to each Selling Stockholder any such supplement or amendment.

(g)	The Company will use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(h)	The Company will use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on each national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange.

(i)	The Company may require each Selling Stockholder of Registrable Securities to promptly furnish in writing to the Company such information regarding the Selling Stockholder and the distribution of the Registrable Securities as the Company may from time to time reasonably request, and such other information as may be necessary or appropriate in connection with such registration.

(j)	Each Selling Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.3(f), such Selling Stockholder will immediately discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(f), and, if so directed by the Company, such Selling Stockholder will deliver to the Company all copies, other than permanent file copies then in such Selling Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.
          Section 4.4 Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, Underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.
          Section 4.5 Additional Procedures. All Selling Stockholders will take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the registration and sale of their securities pursuant to this Section 4, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other Selling Stockholders in connection therewith; provided, however, that the aggregate amount of any liability of any Selling Stockholder pursuant to such underwriting or other agreement will not exceed such Selling Stockholder’s net proceeds from such offering.
          Section 4.6 Termination of Registration Rights. The registration rights and the obligations provided by this Section 4 will terminate with respect to each Investor when such Investor owns less than 3.0% of the Company’s outstanding shares of Common Stock.
ARTICLE V
INDEMNIFICATION AND CONTRIBUTION
          Section 5.1 Indemnification by the Company. To the fullest extent permitted by law, the Company agrees to indemnify and hold harmless each Selling Stockholder of Registrable Securities included in the applicable registration statement, its officers, directors, employees and agents, and each person, if any, who controls such Selling Stockholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof to which such Selling Stockholder, officer, director, employee or agent or controlling Person may become subject under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or any preliminary prospectus or any amendment or supplement thereto relating to the Registrable Securities or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case except insofar as the same are contained in any information furnished to the Company by a Selling Stockholder or on a Selling Stockholder’s behalf for use therein.
          Section 5.2 Indemnification by Stockholders of Registrable Securities. To the fullest extent permitted by law, each Selling Stockholder agrees, severally but not jointly, to indemnify and hold harmless the Company, each Underwriter and each other Selling Stockholder, their respective officers, directors and agents and each Person, if any, who controls the Company, any such Underwriter or any such other Selling Stockholder within the meaning of the Securities Act, to the same extent as the indemnity from the Company to such Selling Stockholder pursuant to Section 5.1, but only with respect to information furnished to the Company by such Selling Stockholder or on such Selling Stockholder’s behalf for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.
          Section 5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2 (an “Indemnified Party”) of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party, except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other Indemnifying Party, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof unless (i) the Indemnifying Party shall have agreed in writing to be liable for such expenses or (ii) the Indemnifying Party engages the same counsel to represent itself and the Indemnified Party in such action and such counsel advises that representation of both parties by the same counsel would be inappropriate due to an actual or reasonably likely potential conflict of interests between them. No Indemnifying Party will, without the prior written consent of the Indemnified Party (not to be unreasonably withheld), effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. No Indemnified Party will, without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), effect any settlement of any claim or pending or threatened proceeding in respect of which indemnity has or may be sought hereunder by such Indemnified Party.
          Section 5.4 Contribution. If the indemnification provided for in this Article V is unavailable to any Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) as between the Company and the Selling Stockholders on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company and/or one or more other Selling Stockholders on the one hand and any Selling Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters. The relative fault of the Company and/or one or more other Selling Stockholders on the one hand and of any Selling Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 5.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Stockholder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the foregoing provisions of this Section 5.4, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE VI
MISCELLANEOUS
          Section 6.1 Recapitalization, Exchanges, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Registrable Securities by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to Stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as reasonably practicable, the original rights and obligations of the parties hereto under this Agreement and the term “Registrable Securities,” as used herein, shall be deemed to include shares of such capital stock or other securities, as appropriate.
          Section 6.2 Entire Agreement; Successors and Assigns. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Stockholder party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.
          Section 6.3 No Waivers, Amendments.
(a)	No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

(b)	This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment, modification or waiver is set forth in a writing executed by (i) the Company, (ii) the SAC Group and (iii) each Investor that would be adversely affected thereby. Notwithstanding the foregoing, each of the Stockholders acknowledges and agrees that in respect of a Transfer pursuant to Section 2.1 of this Agreement, the Transferee may be added as an additional party to this Agreement by a written joinder, provided that such addition is done in accordance with and pursuant to the provisions of this Agreement. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.
          Section 6.4 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier or (ii) by facsimile, in each case, addressed as follows:
if to the Company:
CBaySystems Holdings Limited
2661 Riva Road, Building 800
Annapolis, MD 21401
Fax: 416-266-9409
Attention: Chief Financial Officer
if to the SAC Group:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Road
Stamford, Connecticut 06902
Fax: (203)823-4209
Attention: General Counsel

in each case, with a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Fax: 212-455-2502
Attention: D. Rhett Brandon
          If to any Investor, to such Investor at the address set forth in the stock record book of the Company or as otherwise provided in writing by such Investor to the Company.
          Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) two (2) Business Days (or one (1) Business Day if sent for next Business Day delivery) after being sent by nationally-known, reputable overnight carrier or (c) upon transmission and confirmation of receipt by a facsimile operator, in the case of facsimile. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.
          Section 6.5 Termination. Unless earlier terminated, the provisions of this Agreement shall terminate and be of no further force or effect upon the earlier of consummation of a Change in Control or, with respect to any Investor, at such time as all Common Stock held by such Investor are sold, in accordance with this Agreement, to a third party not bound by this Agreement or required to become a party hereto, and otherwise upon the tenth anniversary hereof.
          Section 6.6 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS OR SIMILAR RULES OR PRINCIPLES THAT MIGHT REQUIRE THE APPLICATION TO THIS AGREEMENT OF THE LAWS OF ANOTHER JURISDICTION.
          Section 6.7 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above with respect to the assertion of such rights in such matter. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.4 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 6.7, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
          Section 6.8 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.8 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          Section 6.9 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.
          Section 6.10 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.
          Section 6.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A manual signature of a counterpart hereto delivered via facsimile signature or by other electronic means shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.
          Section 6.12 Confidentiality. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.12 by such Investor or its Affiliates), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Investor by a third party (other than another Stockholder or an Affiliate of such Investor or of another Stockholder) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Investor; provided, however, that an Investor may disclose confidential information on a confidential basis (v) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (w) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 6.12 as if an Investor, (x) to any Affiliate, partner, member or related investment fund of such Investor and their respective directors, employees and consultants, in each case in the ordinary course of business, (y) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company and its subsidiaries or (z) as may otherwise be required by law or legal, judicial or regulatory process, provided that such Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (z); and provided, further, however, that the acts and omissions of any Person to whom such Investor may disclose confidential information pursuant to clauses (v) through (x) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 6.12. Each of the parties hereto acknowledge that the SAC Group, the Investors or any of their respective Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Section 6.12 shall preclude or in any way restrict the SAC Group, the Investors or their respective Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in any particular securities, whether or not such enterprise has products or services that compete with those of the Company.
          Section 6.13 Authority; Effect. Each party hereto represents and warrants (as to itself only) to and agrees with each other party that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.
          Section 6.14 Enforcement; Further Assurances.
(a)	The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(b)	The parties hereto agree to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments, agreements and documents, and to do all such other acts and things, as may be required by law or as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

CBAYSYSTEMS HOLDINGS LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

S.A.C. PEI CB INVESTMENT, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

S.A.C. PEI CB INVESTMENT II, LLC
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

COSTA BRAVA PARTNERSHIP III, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

NEWCASTLE PARTNERS, L.P.
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BLACK HORSE CAPITAL MANAGEMENT LLC
By:
Name:
Title:

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS
By:
Name:
Title: